UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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AEROJET ROCKETDYNE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

STEEL PARTNERS HOLDINGS L.P.

SPH GROUP HOLDINGS LLC

SPH GROUP LLC

STEEL PARTNERS HOLDINGS GP INC.

WEBFINANCIAL HOLDING CORPORATION

STEEL EXCEL, INC.

STEEL PARTNERS LTD.

WARREN G. LICHTENSTEIN

JAMES R. HENDERSON

JOANNE M. MAGUIRE

AUDREY A. MCNIFF

AIMEE J. NELSON

MARTIN TURCHIN

HEIDI R. WOOD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 11, 2022, Warren Lichtenstein, Executive Chairman of Aerojet Rocketdyne Holdings, Inc., issued the following press release:

Aerojet Rocketdyne Executive Chairman Warren Lichtenstein Comments on the Questionable Special Meeting Sought by Rogue CEO Eileen Drake and Her Complicit Boardroom Allies

Asserts the Drake Faction’s Solicitation for a Special Meeting is a Self-Serving Ploy to Rush Through a Shareholder Vote Before the Result of Trial Over Ms. Drake’s Misuse of Corporate Resources

Reiterates this Contest Comes Down to Who Possesses the Credibility and Strategic Vision Needed to Maximize Shareholder Value – And Ms. Drake Has Demonstrated She Has Neither

Underscores the Chairman’s Slate Continues to Seek an Agreement to Hold Annual Meeting Within a Short Window of When Ms. Drake’s Proposed Special Meeting Would Occur so Shareholders Know the Outcome of this Month’s Trial

NEW YORK--(BUSINESS WIRE)--Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (“Aerojet Rocketdyne” or the “Company”) Executive Chairman Warren Lichtenstein, who, collectively with his affiliates and the participants in his solicitation, owns approximately 5.2% of the Company's outstanding shares, today commented on Eileen Drake’s efforts to call a Special Meeting of Stockholders (the “Special Meeting”):

Mr. Lichtenstein issued the following statement:

“The campaign by Ms. Drake, General Kevin Chilton, General Lance Lord and Thomas Corcoran to call a Special Meeting is a costly distraction from the crux of this contest: which side possesses the credibility and strategic vision needed to properly run Aerojet and maximize value for all shareholders.

Time and time again, Ms. Drake and her allies have misused shareholders’ resources, taken self-serving steps and shown an utter lack of credibility. The attempted Special Meeting is nothing different – it is a dubious and desperate ploy to hold on to her position.

Further, Ms. Drake lacks any real vision for the future of the Company and creating value for shareholders. Her faction’s presentation released on May 10th is devoid of any forward-looking plans for the business and merely rehashes arguments she has used previously in an attempt to discredit me. In contrast, my proposed slate has put forth a detailed plan to maximize value for all shareholders.

We have made – and continue to make – clear commitments that would enable the Company to hold its Annual Meeting of Stockholders within a short window after Ms. Drake’s proposed Special Meeting would occur, at a time when shareholders will have the benefit of the evidence presented to the Delaware Court of Chancery in the trial of Ms. Drake for misuse of corporate resources. In our view, stockholders should have the opportunity to review and consider that evidence before deciding whether Ms. Drake is fit to continue to serve as CEO and as a director.

We are fully aligned with the best interests of all shareholders and our primary goal is to ensure that they have the ability to make their voices heard at a proper and fair meeting.”

Certain Information Concerning the Participants

Warren Lichtenstein and SPH Group Holdings LLC, a Delaware limited liability company (“SPHG Holdings”), who together with the other participants named herein (collectively, the “Steel Partners Group”), intend to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2022 annual meeting of stockholders of Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (the “Company”). This communication is being sent in the individual capacities of the members of the Steel Partners Group, and not by or on behalf of the Company. No Company resources were used in connection with these materials.

THE STEEL PARTNERS GROUP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be SPHG Holdings, Steel Partners Holdings L.P., a Delaware limited partnership (“Steel Holdings”), SPH Group LLC, a Delaware limited liability company (“SPHG”), Steel Partners Holdings GP Inc., a Delaware corporation (“Steel Holdings GP”), WebFinancial Holding Corporation, a Delaware corporation (“WebFinancial”), Steel Excel, Inc., a Delaware corporation (“Steel Excel”), Steel Partners, Ltd., a Delaware corporation (“SPL”), Warren G. Lichtenstein, James R. Henderson, Joanne M. Maguire, Audrey A. McNiff, Aimee J. Nelson, Martin Turchin and Heidi R. Wood.

As of the date hereof, SPHG Holdings directly owned 1,497 shares of Common Stock, $0.10 par value, of the Company (the “Shares”), WebFinancial directly owned 3,482,572 Shares and Steel Excel directly owned 465,427 Shares. Steel Holdings owns 99% of the membership interests of SPHG. SPHG is the sole member of SPHG Holdings. Steel Holdings GP is the general partner of Steel Holdings, the managing member of SPHG and the manager of SPHG Holdings. Accordingly, each of Steel Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by SPHG Holdings. SPHG owns 100% of the outstanding shares of common stock of WebFinancial. Accordingly, Steel Holdings, SPHG and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by WebFinancial. SPHG Holdings owns 100% of the outstanding shares of common stock of Steel Excel. Accordingly, each of Steel Holdings, SPHG, SPHG Holdings and Steel Holdings GP may be deemed to beneficially own the Shares directly owned by Steel Excel. As of the date hereof, SPL directly owned 60,546 Shares. Mr. Lichtenstein is the Chief Executive Officer of SPL. Accordingly, Mr. Lichtenstein may be deemed to beneficially own the Shares directly owned by SPL. As of the date hereof, Warren G. Lichtenstein directly owned 207,953 Shares. An additional 526,695 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Lichtenstein pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 526,695 Shares are not deemed to be beneficially owned by Mr. Lichtenstein. As of the date hereof, James R. Henderson directly owned 48,107 Shares. An additional 83,986 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Henderson pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 83,986 Shares are not deemed to be beneficially owned by Mr. Henderson. As of the date hereof, Audrey A. McNiff directly owned 4,787 Shares. An additional 3,988 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Ms. McNiff pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 3,988 Shares are not deemed to be beneficially owned by Ms. McNiff. As of the date hereof, Martin Turchin directly owned 108,066 Shares. Additionally, Mr. Turchin beneficially owned indirectly an aggregate of 12,500 Shares held in several trusts of which he is a trustee. An additional 5,886 Shares are held by a “rabbi trust,” the receipt of which has been deferred by Mr. Turchin pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 5,886 Shares are not deemed to be beneficially owned by Mr. Turchin. As of the date hereof, Joanne M. Maguire, Aimee J. Nelson and Heidi R. Wood did not beneficially own any securities of the Company.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Steel Partners Holdings L.P.’s (“SPLP”) current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to SPLP and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the adverse effects of the COVID-19 pandemic to SPLP’s business, results of operations, financial condition and cash flows; material weaknesses in SPLP’s internal control over financial reporting; fluctuations in crude oil and other commodity prices; substantial cash funding requirements that may be required in the future as a result of certain of SPLP’s subsidiaries’ sponsorship of defined benefit pension plans; significant costs, including remediation costs, as a result of complying with environmental laws or failing to comply with other extensive regulations, including banking regulations; the impact of climate change legislation or regulations restricting emissions of greenhouse gases on costs and demand for SPLP’s services; impacts to SPLP’s liquidity or financial condition as a result of legislative and regulatory actions; SPLP’s ability to maintain sufficient cash flows from operations or through financings to meet its obligations under its senior credit facility; risks associated with SPLP’s business strategy of acquisitions; losses sustained in SPLP’s investment portfolio; the impact of interest rates on SPLP’s investments, such as increased interest rates or the use of a SOFR based interest rate in SPLP’s credit facilities; reliance on the intellectual property owned by others and SPLP’s ability to protect its own intellectual property and licenses; risks associated with conducting operations outside of the United States, including changes in trade policies and the costs or limitations of acquiring materials and products used in SPLP’s operations; risks of litigation; impacts to SPLP’s WebBank business as a result of the highly regulated environment in which it operates, as well as the risk of litigation regarding the processing of PPP loans and the risk that the SBA may not fund some or all PPP loan guaranties; potentially disruptive impacts from economic downturns in various sectors; loss of customers by SPLP’s subsidiaries as a result of not maintaining long-term contracts with customers; risks related to SPLP’s key members of management and the senior leadership team; SPLP’s agreement to indemnify its manager pursuant to its management agreement, which may incentivize the manager to take unnecessary risks; risks related to SPLP’s common and preferred units, including potential price reductions for current unitholders if additional common or preferred units are issued, as well as the lack of an active market for SPLP’s units as a result of transfer restrictions contained in SPLP’s partnership agreement; the ability of SPLP’s subsidiaries to fully use their tax benefits; impacts as a result of changes in tax rates, laws or regulations, including U.S. government tax reform; labor disruptions as a result of vaccine mandated by the United States federal government. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of SPLP's filings with the SEC, including SPLP's Form 10-K for the year ended December 31, 2021, for information regarding risk factors that could affect SPLP's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contacts

Longacre Square Partners

Joe Germani / Greg Marose

jgermani@longacresquare.com / gmarose@longacresquare.com

Okapi Partners

Mark Harnett, 646-556-9350

mharnett@okapipartners.com

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